PUT OPTION


      This Put Option ("Put Option") is entered into this 15th day of February, 2002 by Fortune Natural Resources Corporation, a Delaware Corporation ("Fortune") in favor of Renaissance Capital Growth & Income Fund III, Inc. ("RENN") and Renaissance US Growth & Income Trust PLC ("RUSGIT"). RENN and RUSGIT are sometimes referred to collectively herein as the "Option Holders".

WHEREAS, Fortune anticipates on receiving equity financing from a Private Placement of Series A Preferred Stock ("Series A Stock");

WHEREAS, Fortune anticipates on receiving equity financing from the issuance of Series B Preferred Stock from the Option Holders;

WHEREAS, RENN and RUSGIT each are currently the owners of 1,322,394 shares of the common stock of Fortune, for a combined total of 2,644,788 shares of common stock (collectively the "Shares"); and

WHEREAS, the parties desire to provide for the ability of RENN and RUSGIT to cause Fortune to repurchase the Shares owned by RENN and RUSGIT (the "Put") in the event that Fortune does not properly redeem the Preferred Stock acquired by either RENN or RUSGIT.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual and dependent covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Fortune hereby grants to each Option Holder the option to Put its Shares to Fortune, after the earlier of: (a) 180 days after the date of issuance of the Shares of Series B Preferred Stock, or (b) the funding of the Private Placement of the Corporation's Series A Convertible Participating Preferred Stock ("Series A"); provided, however, that the option granted hereby shall not be exercisable so long as the Series B Preferred Shares, together with all dividends accrued thereon, are fully paid with in five days from the occurrence of either (a) or (b), above in this Section. In addition, if the Series B Preferred Shares are timely called for redemption and the certificate shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to the Put shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to immediately receive the amount payable on redemption thereof.

2. In the event the Option Holders exercise the Put granted hereby, Fortune shall immediately pay to each such Option Holder, following notice from the Option Holder, $545,500 promptly upon surrender by each Option Holder of certificates representing the



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1,322,394 shares held by each Option Holder, for a
total payment of $1,091,000 collectively to the Option Holders.

3. The rights granted Option Holders hereunder may be assigned upon the assignment of the Shares with the prior approval of Fortune, which shall not be unreasonably withheld, conditioned or delayed.

4. Notice of the exercise of the rights granted to Option Holders hereunder shall be given in writing to Fortune at the address listed below, or at an address as may be designated in writing by Fortune.

5. In the event legal action is initiated by any party hereto to enforce or interpret this Put Option, the prevailing party in any such action shall be entitled to recover, in addition to any other relief which may be granted, its reasonable attorney's fees incurred in connection with such action.

6. Fortune represents and warrants that there are no restrictions in the Private Placement of the Series A Preferred Stock, with respect to the use funds advanced thereunder that would restrict Fortune from using any such funds to comply with the terms of this Put Option.

7. THIS PUT OPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

8.    This Put Option  shall bind  Fortune and its  successors  and assigns.

9. The invalidity, or unenforceability in particular circumstances, of any provision of this Put Option shall not extend beyond such provision or such circumstances, and no other provision of this Put Option shall be affected thereby.

10. This Put Option may not be amended, modified, or changed, except only by an instrument in writing signed by all the parties hereto.

11. Time is of the essence for the performance of each and every obligation of Fortune hereunder.


                        (Signatures Appear on Next Page)



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      IN WITNESS WHEREOF, the parties hereto have executed this action as of the date first above written.

RENAISSANCE CAPITAL GROWTH                FORTUNE NATURAL RESOURCES
& INCOME FUND III, INC.                   CORPORATION



By:  /s/ John A. Schmit                   By: /s/ Tyrone J. Fairbanks
     ------------------------------           ------------------------------

Name:  John A. Schmit                     Name:  Tyrone J. Fairbanks
-----------------------------------       ----------------------------------

Title:  Vice President                    Title: Chairman of the Board and CEO
-----------------------------------       ----------------------------------


                                          515 W. Greens Road, Suite 720
                                          Houston, TX 77067


RENAISSANCE US GROWTH &
INCOME TRUST PLC


By:  /s/ John A. Schmit
     ------------------------------

Name:  John A. Schmit
-----------------------------------

Title: Vice President, Renaissance
       Capital Group, Inc.
-----------------------------------